UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013 (December 10, 2013)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On December 10, 2013, Greif, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the financial results for its fourth quarter and fiscal year ended October 31, 2013. The full text of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”) for both the fourth quarter and fiscal year ended October 31, 2013:

(i)	operating profit attributable to the Company before special items on a consolidated basis, which is equal to the operating profit attributable to the Company plus restructuring charges plus acquisition-related costs less timberland gains plus non-cash asset impairment charges, each on a consolidated basis;

(ii)	operating profit before special items for each of the Company’s business segments, which is equal to that business segments operating profit plus restructuring charges plus acquisition-related costs less timberland gains plus non-cash asset impairment charges, as applicable to that segment;

(iii)	EBITDA of the Company on a consolidated basis, which is equal to net income plus interest expense, net plus income tax expense less equity earnings of unconsolidated affiliates, net of tax plus depreciation, depletion and amortization, each on a consolidated basis;

(iv)	EBITDA for each of the Company’s business segments, which is equal to that business segment’s operating profit less that segment’s other expense (income), net plus that segment’s depreciation, depletion and amortization expense, as applicable to that segment;

(v)	EBITDA of the Company before special items on a consolidated basis, which is equal to EBITDA plus restructuring charges plus acquisition-related costs less timberland gains plus non-cash asset impairment charges, each on a consolidated basis;

(vi)	EBITDA before special items for each of the Company’s business segments, which is equal to EBITDA plus restructuring charges plus acquisition costs less timberland gains plus non-cash asset impairment charges, as applicable to that segment;

(vii)	net working capital of the Company on a consolidated basis, which is equal to current assets less current liabilities less cash and cash equivalents, each on a consolidated basis;

(viii)	free cash flows of the Company on a consolidated basis, which is equal to cash provided by (used in) operating activities less purchases of properties, plants, equipment and timber properties; and

(ix)	net debt of the Company on a consolidated basis, which is equal to long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents, each on a consolidated basis.

Management of the Company uses the non-GAAP Measures to evaluate ongoing operations and believes that these non-GAAP Measures are useful to enable investors to perform meaningful comparisons of current and historical performance of the Company. Management of the Company also believes that the non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company than the most nearly equivalent GAAP data.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On December 10, 2013, management of the Company held a conference call with interested investors and financial analysts (the “Conference Call”) to discuss the Company’s financial results for its fourth quarter ended October 31, 2013. The file transcript of the Conference Call is attached as Exhibit 99.2 to this Current Report on Form 8-K.

In order to clarify information provided during the Conference Call, both verbally and in the slides, concerning 2014 guidance, fiscal 2014 EBITDA is expected to be between $490 million and $540 million which equates to Class A earnings per share of approximately $2.60 to $3.15 and excludes approximately $20 million or $0.20 per Class A share for timberland gains.

During the Conference Call, a request was made to quantify the earnings benefit to Company from the discontinuation of consignment arrangements. The benefit to the Company from the discontinuation of consignment arrangements was $0.5 million for the year ended October 31, 2013.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on December 10, 2013 announcing the financial results for its fourth quarter ended October 31, 2013.

99.2	File transcript of conference call held by management of Greif, Inc. on December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: December 12, 2013	By	/s/ Kenneth B. André, III
Kenneth B. André III, Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on December 10, 2013 announcing the financial results for its fourth quarter ended October 31, 2013.

99.2	File transcript of conference call held by management of Greif, Inc. on December 10, 2013.